SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

            File Pursuant to Section 13, or 15(d) of
               THE SECURITIES EXCHANGE AT OF 1934

                        December 20, 1996


                     EXTEN INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)


      Delaware        0-16354         52-1412493
(State or other      (Commission      (IRS Employer
jurisdiction of       File Number)     Identification No.)
Incorporation)

    9625 Black Mountain Road, Suite 218, San Diego, CA 92126
            (Address of principal executive offices)

                         (619) 578-9784
      (Registrant's telephone number, including area code)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 1996       EXTEN INDUSTRIES, INC.
                               W. Gerald Newmin
                               Chairman, Chief Executive Officer
                               and President
                               (Signature)




Item 5.  Discussion.

(1) Exten Industries, Inc. has announced that it had settled its lawsuit with the Company's former CEO, Mr. Robert H. Goldsmith. Terms of the settlement agreement were not disclosed. The lawsuit involved issues related to Mr. Goldsmith's employment agreement and its termination, and certain loans made to the Company in 1994.

(2) Exten Industries has also announced that Mr. Robert L. Cashman has joined its Board of Directors. Mr. Cashman is Chairman of the Orange County Airport Commission, is founder, owner and President of Pacific Envelope Company and President of Crown National Corporation. Both companies are located in Orange County, California. Mr. Cashman has owned and operated City Communication Corporation which was sold to the Los Angeles Times, he served on the Board of Directors of Pacific Inland Bank and owned and operated Cashman Insurance Counselors which he sold to International Telephone and Telegraph.


Item 9.  Discussion

(1)  Pursuant to terms of the settlement with Robert H. Goldsmith described in
Item 5 (1) above, the Company has issued 1,000,000 shares of restricted common stock registered in the name of Robert H. Goldsmith. The value of these shares is $50,000.

(2) The Company has completed a transaction subject to Regulation S, wherein 1,000,000 shares of Common Stock of the Company were issued to Ligntning Imports, Inc., a Bahamian International Business Company. The value of these shares was $50,000.